Second Amendment

to

Credit Agreement

among

Energy One LLC,
as Borrower,

The Guarantors Party Hereto,

Wells Fargo Bank, National Association,
as Administrative Agent,

and

The Lenders Signatory Hereto

_____________________________

Sole Bookrunner and Sole Lead Arranger
Wells Fargo Securities, LLC
_____________________________

Second Amendment to Credit Agreement

This Second Amendment to Credit Agreement (this “Second Amendment”) dated as of July 23, 2013, is among Energy One LLC, a limited liability company duly formed and existing under the laws of the State of Wyoming (the “Borrower”); each of the undersigned Guarantors (the “Guarantors” and collectively with the Borrower, the “Obligors”); Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

Recitals

A.           The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of July 30, 2010 (as amended by the First Amendment to Credit Agreement dated April 10, 2012, the  “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.           The Borrower and the Guarantors are parties to that certain Guarantee and Pledge Agreement, dated as of July 30, 2010, made by the Borrower and each of the other Obligors thereto in favor of the Administrative Agent (the “Guarantee and Pledge Agreement”).

C.           The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

D.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                      Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2.                      Amendments to Credit Agreement.

2.1           Amendment to Cover.  The cover of the Credit Agreement is hereby amended by deleting “Sole Lead Arranger and Sole Bookrunnder BNP Paribas Securities Corp.” and replacing it with “Sole Bookrunner and Sole Lead Arranger Wells Fargo Securities, LLC”.

2.2           Amendments to Section 1.02.

(a)           The definition of “Agreement” is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment and the Second Amendment, as the same may from time to time be further amended, modified, supplemented or restated.

(b)           The definition of “Applicable Margin” is hereby amended by amending and restating the Borrowing Base Utilization Grid contained therein in its entirety to read as follows:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25.0%	≥25% <50.0%	≥50.0% <75.0%	≥75% <90%	>90%
Eurodollar Loans	2.00%	2.25%	2.50%	2.75%	3.00%
ABR Loans	1.00%	1.25%	1.50%	1.75%	2.00%

(c)           The definition of “Arranger” is hereby amended and restated in its entirety to read as follow:

“Arranger” means Wells Fargo Securities, LLC, in its capacities as the sole bookrunnder and sole lead arranger.

(d)           The definition of “Maturity Date” is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means July 30, 2017.

(e)           The following definition is hereby added where alphabetically appropriate to read as follows:

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of July 23, 2013, among the Borrower, the Administrative Agent and the Lenders party thereto.

Section 2.3.                 Amendment to Section 9.18(a).  Section 9.18(a) is hereby amended and restated in its entirety to read as follows:

(a)           The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreements with any Person other than (i) Swap Agreements in respect of commodities (A) with an Approved Counterparty, (B) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 85% of the reasonably anticipated projected production from Oil and Gas Properties which are proved, developed, and producing as of the date such Swap Agreement is entered into for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately and determined by reference to the most recently delivered Reserve Report; provided that for calendar year 2014 only, the Borrower may hedge volumes of crude oil production not to exceed the greater of 600 barrels per day or 85% of the reasonably anticipated projected production from Oil and Gas Properties which are proved, developed, and producing  as of the date such Swap Agreement is entered into for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately and determined by reference to the most recently delivered Reserve Report, provided further that in no event shall any such Swap Agreements hedge volumes for any calendar month during calendar year 2014 in excess of actual production from the immediately preceding calendar month and (C) the tenor of which is not more than 36 months from the date such Swap Agreement is executed, and (ii) Swap Agreements in respect of interest rates with an Approved Counterparty effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate.  In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any of its Subsidiaries to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.

Section 3.                      Borrowing Base Redetermination.  For the period from and including the Second Amendment Effective Date (as defined below) to but excluding the next Redetermination Date, (i) the amount of the Borrowing Base shall be $25,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(d).  For the avoidance of any doubt, this Borrowing Base redetermination shall constitute the April 1, 2013 Scheduled Redetermination and the next Scheduled Redetermination shall be October 1, 2013.

Section 4.                      Conditions Precedent.  This Second Amendment shall become effective on the date (such date, the “Second Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

4.1           The Administrative Agent shall have received from all of the Lenders and the Borrower counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Persons.

4.2           The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including: (a) a nonrefundable upfront fee in an amount equal to $93,750 payable to the Administrative Agent in immediately available funds for the account of the Lenders and (b) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3           The Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 85% of the total value of the Oil and Gas Properties of the Borrower and the Subsidiaries evaluated by the most recently delivered Reserve Report.

4.4           The Administrative Agent shall have received duly executed and notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages in form satisfactory to the Administrative Agent to the extent necessary, so that the Mortgaged Properties represent at least 85% of the total value of the Oil and Gas Properties of the Borrower and the Subsidiaries evaluated in the most recently delivered Reserve Report.

4.5           The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and the Guarantor.

4.6           The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower and its Subsidiaries, if any, are carrying insurance in accordance with Section 7.12.

4.7           No Default shall have occurred and be continuing as of the Second Amendment Effective Date.

4.8           The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective (and the Second Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted in Section 12.02.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.                      Miscellaneous.

5.1           Confirmation.  The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the Second Amendment Effective Date.

5.2           Ratification and Affirmation; Representations and Warranties.  Each Obligor hereby: (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document and agrees that each Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Second Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Second Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment:  (i) all of the representations and warranties contained in each Loan Document are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

5.3           Counterparts.  This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Second Amendment.

5.4           No Oral Agreement.  This Second Amendment, the Credit Agreement, the Guaranty and Pledge Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

5.5           GOVERNING LAW.  THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

5.6           Payment of Expenses.  In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.7           Severability.  Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8           Successors and Assigns.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed effective as of the Second Amendment Effective Date.

BORROWER:                                                                ENERGY ONE LLC

                                                                                        By:  /s/ Mark J. Larsen
                                                                                        Name:  Mark J. Larsen
                                                                                        Title:    Manager

GUARANTORS:                                                           U.S. ENERGY CORP.

                                                                                        By:  /s/ Mark J. Larsen
                                                                                        Name:  Mark J. Larsen
                                                                                        Title:    President

Second Amendment
Signature Page

ADMINISTRATIVE AGENT:                                     WELLS FARGO BANK,
                                                                                         NATIONAL ASSOCIATION,
                                                                                         as Administrative Agent and a Lender

                                                                                         By: /s/ Russell Otts
                                                                                         Name:  Russell Otts
                                                                                         Title:    Director

Second Amendment
Signature Page